SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

SOUTHEASTERN BANK FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia	0-24172	58-2005097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909

(Address of Principal Executive Offices)

(706) 738-6990

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 18, 2006, the Board of Directors of Southeastern Bank Financial Corporation (the “Company”) designated Darrell R. Rains as the Company’s Chief Financial Officer and principal financial officer and as an executive officer for all regulatory and compliance purposes. Mr. Rains (age 49) has been employed by the Company since October 17, 2005, when he was hired with the title of Chief Financial Officer but without the full assumption of those duties and responsibilities, which were until April 18, 2006 held by Ronald L. Thigpen, the Company’s Executive Vice President and Chief Operating Officer. The Board determined that the transition of those duties from Mr. Thigpen to Mr. Rains had been completed as of April 18, 2006 and that the designations described above were then appropriate.

Prior to his employment by the Company, Mr. Rains was employed by Regions Bank as an Executive Vice President and Regional Financial Officer since its acquisition of Palfed, Inc in 1998. Prior to the acquisition, he served as Executive Vice President and Chief Financial Officer of Palfed, Inc.

Mr. Rains does not have an employment agreement with the Company or any subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION

DATE: April 18, 2006	By:	/s/ Darrell R. Rains
Darrell R. Rains
Chief Financial Officer